UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 15, 2005

NEWMARK VENTURES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

Roderick Shand, Chief Executive Officer
Suite 440-375 Water Street, Vancouver, British Columbia, Canada V6B 5C6
(Address of principal executive offices)

(604) 725-4160
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 15, 2005 Newmark Ventures Inc. (the "Company") entered into an agreement ("Agreement") with Sygenics Interactive Inc. ("Developer"), a Quebec corporation.

The Agreement provides for the development of an online virtual pet portal/website with highly interactive two-dimensional graphical interfaces and a powerful multi-layered back end engine which will enable the building of a worldwide virtual community. The portal will contain games, merchandizing, and activities inspired by the "Manga" theme. "Manga" has come to describe Japanese comic books and animated cartoons.

Included on the site will be:

- interactive, engaging, and interesting Manga inspired characters, pets, species and avatars who the users will be able to identify;
- games and situations where users can accumulate virtual points which they can use to trade with other users or exchange for items for their pets, species or avatars;
- several different settings or environments which blend and join together to create one complete community or world through which users can traverse;
- storylines and narratives, names and profiles for the characters, names and descriptions for the different environments;
- a virtual shopping mall where national and international chain stores can rent web site space for the purpose of showcasing their goods and providing them with an advertising opportunity. Users will be able to use their virtual points to purchase virtual goods for their pets, species and avatars, as well as exchange them for discount purchase vouchers for "real" items for their personal use;
- an integrated back end e-commerce engine that will allow for the merchandising and licensing of products associated with the site;
- Japanese, Chinese, Korean, French, Spanish, German, Italian and Portuguese translations of the site content

The Agreement has a twelve month term with an initial payment due on execution for past due services rendered and successive monthly payments due over the term tied to the achievement of certain developmental milestones. The Company expects to pay an aggregate amount of $1,320,000 Canadian Dollars (US$1,083,049) over the term of the Agreement. Hardware and software costs are not included in the fee schedule and will be paid separately by the Company. The Developer is expected to complete the portal by August 1, 2006.

The Company will be the sole and exclusive owner of the finished portal, all content developed for the site and any other work product constructed in connection with the Agreement. The Developer will be the sole and exclusive owner of the tools used in the development of the site and all applicable intellectual property rights connected to the portal development. The Company has further granted the Developer a right of first refusal on terms no less favorable to the Company than the prices and terms available from third parties with comparable expertise) to extend the narrative storyline, characters and locations developed for the portal into other media, such as but not limited to, feature films, video programs, and comic books.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Newmark Ventures, Inc.

Date: August 5, 2005

By: /s/ Roderick Shand
Name: Roderick Shand
Title: Chief Executive Officer